Exhibit 23.4

Consent of PricewaterhouseCoopers LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-4 of H.J. Heinz Holding Corporation of our report dated April 10, 2015 relating to the financial statements and financial statement schedule of H.J. Heinz Holding Corporation (Successor), which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Pittsburgh, Pennsylvania

May 29, 2015